Exhibit 99.1

   Gladstone Capital Corporation Announces Optionees Acceptance to
                          Amend Stock Options

    MCLEAN, Va.--(BUSINESS WIRE)--June 1, 2006--Gladstone Capital Corporation (Nasdaq:GLAD) (the "Company") announced today that its offer to amend the terms of all stock options currently outstanding (the "Options") under the Company's Amended and Restated 2001 Equity Incentive Plan, as amended, to accelerate the expiration date of the Options to September 30, 2006 (the "Offer") has been accepted. The Offer was made to the executive officers and directors of the Company and the employees of the Company's external investment adviser, Gladstone Management Corporation who hold stock options (the "Optionees"), and was conditional upon its acceptance by all of the Optionees. All Optionees accepted the Offer prior to its expiration on May 31, 2006.
    On April 11, 2006, the Company's Board of Directors accelerated in full the vesting of all outstanding options other than options held by the Company's non-employee Directors. Following the acceptance of the Offer, all Options must be either exercised or terminated prior to September 30, 2006.
    The Company intends to implement, effective October 1, 2006 the proposed Investment Advisory and Management Agreement between the Company and Gladstone Management Corporation and the Administration Agreement between the Company and Gladstone Administration, LLC, a wholly owned subsidiary of Gladstone Management Corporation, which was approved by the Company's stockholders on December 2, 2005.
    The Company filed a Schedule TO and related documentation regarding the offer with the Securities and Exchange Commission on April 12, 2006.
    Gladstone Capital is a specialty finance company that invests in debt securities consisting primarily of senior term loans, second lien loans, and senior subordinate loans in small and medium sized businesses. For more information please visit our website at www.GladstoneCapital.com.
    For further information contact our Investor Relations Manager, Kelly Sargent, at 703.287.5835.

    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, including statements with regard to the offer to amend options, the outcome of the offer, and the implementation of the proposed Investment Advisory and Management Agreement with Gladstone Management Corporation and the Administration Agreement with Gladstone Administration, LLC. However, the safe harbors of Section 27A of the Securities Act of 1933, as amended and 21E of the Securities Exchange Act of 1934 do not apply to statements made in connection with the offer. Words such as "believes, "expects," "intends," "projects" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk Factors" in the Company's Form 10-K dated September 30, 2005, as filed with the Securities and Exchange Commission on December 13, 2005, and those factors listed under the caption "Risk Factors" in the Offer to Amend Options, dated April 12, 2006, filed as Exhibit 99(a)(1)(A) to the Company's Schedule TO, as filed with the Securities and Exchange Commission on April 12, 2006. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Gladstone Capital Corporation
             Kelly Sargent, 703-287-5835